UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2008

Equitable Resources, Inc.

 (Exact name of registrant as specified in its charter)

Pennsylvania	1-3551	25-0464690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 North Shore Drive Pittsburgh, Pennsylvania		15212 (ZIP Code)
(Address of Principal Executive Offices)
(412) 553-5700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2008, the Board of Directors of Equitable Resources, Inc. (the “Company”) appointed Lewis B. Gardner as Vice President and General Counsel of the Company.  Since joining the Company on March 3, 2003, Mr. Gardner served first as Senior Counsel and Director of Employee and Labor Relations and then as the Managing Director of External Affairs and Labor Relations of the Company.   On March 14, 2008 and in anticipation of a January 2, 2009 retirement, Johanna G. O’Loughlin resigned as General Counsel and as an executive officer.  In order to provide a smooth transition, Ms. O’Loughlin will serve as special counsel to the Company through January 1, 2009.

The Company and Ms. O’Loughlin have entered into a new employment agreement dated March 14, 2008, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.  Pursuant to its terms, Ms. O’Loughlin will continue to receive her current base salary and health and welfare benefits, and she will remain a fully eligible participant in the Company’s Executive Performance Incentive Program.  The new employment agreement also terminates Ms. O’Loughlin’s existing change in control agreement and her right to receive any short-term incentive bonus for calendar year 2008.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Employment Agreement dated March 14, 2008 between Equitable Resources, Inc. and Johanna G. O’Loughlin.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EQUITABLE RESOURCES, INC.
(Registrant)

	By	/s/ Philip P. Conti
Philip P. Conti
Senior Vice President and Chief Financial Officer

Date: March 20, 2008

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Employment Agreement dated March 14, 2008 between Equitable Resources, Inc. and Johanna G. O’Loughlin.